Exhibit 99.1

Mullen Automotive Inc. Announces 1-for-100 Reverse Stock Split effective December 21, 2023

BREA, Calif., Dec. 19, 2023 (GLOBE NEWSWIRE) -- via IBN -- Mullen Automotive Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an emerging electric vehicle (“EV”) manufacturer, announced today that it will effect a 1-for-100 reverse stock split (“Reverse Stock Split”) of its common stock, par value $0.001 per share (“Common Stock”), that will become effective on December 21, 2023, at 12:01 a.m., Eastern Time. Mullen’s Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the existing symbol “MULN” and will begin trading on a split-adjusted basis when the market opens on December 21, 2023. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 62526P 406.

At the Company’s 2023 Special Meeting of Stockholders held on December 15, 2023, and reconvened on December 18, 2023, the Company’s stockholders approved a proposal to authorize a reverse stock split of the Company’s Common Stock at a ratio within the range of 1-for-2 to 1-for-100. The Company’s board of directors approved a 1-for-100 reverse split ratio, and the Company will file a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split effective December 21, 2023.

The Reverse Stock Split is primarily intended to bring the Company into compliance with the $1.00 minimum bid price requirement for maintaining its listing on Nasdaq. There is no guarantee the Company will meet the minimum bid price requirement.

The 1-for-100 reverse stock split will automatically combine and convert one hundred current shares of the Company’s Common Stock into one issued and outstanding share of Common Stock. Proportional adjustments may be made to outstanding equity awards, warrants and convertible notes, and certain existing agreements pursuant to their terms; however, pursuant to the terms of the Company’s 2022 Equity Incentive Plan, as amended, the number of shares then reserved for issuance under such plan will not be adjusted based upon the Reverse Stock Split ratio. Proportionate adjustments will also be made to the per share conversion price of the Company’s series of preferred stock, pursuant to their respective terms. The Reverse Stock Split will not change the par value of the Common Stock nor the authorized number of shares of Common Stock, preferred stock or any series of preferred stock.

No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up to the nearest whole share. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the rounding of shares to the nearest whole share in lieu of issuing fractional shares).

The Company’s transfer agent, Continental Stock Transfer & Trust Company, will serve as exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Company’s Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connect with the Reverse Stock Split.

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen's EV development portfolio includes the Mullen FIVE EV Crossover, Mullen-GO Commercial Urban Delivery EV, Mullen Commercial Class 1 -3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of all of Electric Last Mile Solutions' (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to how Mullen’s stock will perform after the Reverse Stock Split, Mullen’s ability to timely implement the Reverse Stock Split, the success of the Reverse Stock Split, and Mullen’s ability to regain compliance with the Nasdaq Listing standards. Additional examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

InvestorBrandNetwork (IBN)

Los Angeles, California

www.InvestorBrandNetwork.com

310.299.1717 Office

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